As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zynga Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1733483
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Address of principal executive offices) (Zip code)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

David Lee

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen	Devang S. Shah
David G. Peinsipp	General Counsel
Cooley LLP	Zynga Inc.
101 California Street, 5th Floor	699 Eighth Street
San Francisco, CA 94111	San Francisco, CA 94103
(415) 693-2000	(855) 449-9642

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.00000625 par value per share
2011 Equity Incentive Plan	33,288,265(2)	$2.36(3)	$78,560,305.40(3)	$9,128.71
2011 Employee Stock Purchase Plan	16,644,132(4)	$2.01(5)	$33,454,705.32(5)	$3,887.44
TOTAL:	49,932,397		$112,705,010.72	$13,016.15

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2011 Equity Incentive Plan (“2011 Plan”) and/or 2011 Employee Stock Purchase Plan (“2011 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(2)	Represents shares of Class A common stock that were automatically added to the shares authorized for issuance under the 2011 Plan on January 1, 2014 pursuant to an “evergreen” provision contained in the 2011 Plan. Pursuant to such provision, on January 1st of each year commencing in 2012 and continuing through and including January 1, 2021, the number of shares authorized for issuance under the 2011 Plan is automatically increased by four percent (4%) of the aggregate number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or such lesser number of shares that may be determined by the Registrant’s Board of Directors.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on a per share price of $2.36, the average of the high and low prices of the Registrant’s Class A common stock on October 20, 2014, as reported on the NASDAQ Global Select Market.
(4)	Represents shares of Class A common stock that were automatically added to the shares authorized for issuance under the 2011 ESPP on January 1, 2014 pursuant to an “evergreen” provision contained in the 2011 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2012 and continuing through and including January 1, 2021, the number of shares authorized for issuance under the 2011 ESPP is automatically increased by the lesser of (i) two percent (2%) of the aggregate number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (ii) 25,000,000 shares of Class A common stock, or (iii) such lesser number of shares that may be determined by the Registrant’s Board of Directors.
(5)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on 85% of a per share price of $2.36, the average of the high and low prices of the Registrant’s Class A common stock on October 30, 2014, as reported on the NASDAQ Global Select Market. Pursuant to the 2011 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Class A common stock to be issued thereunder will be 85% of the lower of the fair market value of the Class A common stock on the first trading day of the offering period or on the applicable purchase date.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 33,288,265 shares of Class A Common Stock of Zynga Inc. (the “Company”) to be issued pursuant to the Zynga Inc. 2011 Equity Incentive Plan and (ii) an additional 16,644,132 shares of Class A Common Stock of the Company to be issued pursuant to the Zynga Inc. 2011 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statements relating to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on May 2, 2013 (File No. 333-188282), August 17, 2012 (File No. 333-183406) and December 15, 2011 (File No. 333-178529) are incorporated herein by reference and made a part of this Registration Statement;

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 which includes audited financial statements for the registrants latest fiscal year, filed with the Securities and Exchange Commission on February 21, 2014;

(c) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2014;

(d) The Registrant’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 1, 2014, August 8, 2014 and November 6, 2014; and

(e) The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 30, 2014, February 11, 2014 (as amended on April 24, 2014), March 14, 2014, April 10, 2014, April 23, 2014, June 13, 2014, July 9, 2014 and October 17, 2014.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit No.	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Zynga Inc.	8-K	001-35375	3.1	6/13/2014

4.2	Amended and Restated Bylaws of Zynga Inc.	S-1/A	333-175298	3.4	11/17/2011

4.3	Form of Zynga Inc. Class A Common Stock Certificate.	S-1/A	333-175298	4.1	11/4/2011

4.4	Zynga Inc. 2011 Equity Incentive Plan.	S-1/A	333-175298	10.4	11/17/2011

4.5	Forms of Stock Option Grant Notice and Stock Option Agreement under Zynga Inc. 2011 Equity Incentive Plan.	S-1/A	333-175298	10.5	11/17/2011

4.6	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under Zynga Inc. 2011 Equity Incentive Plan.	10-Q	333-35375	10.3	05/08/2012

4.7	Form of Performance Award Agreement under Zynga Inc. 2011 Equity Incentive Plan.	8-K	001-35375	10.1	03/14/2014

4.8	Zynga Inc. 2011 Employee Stock Purchase Plan.	S-1/A	333-175298	10.20	12/02/2011

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of November, 2014.

ZYNGA INC.

By:	/s/ Don Mattrick
Don Mattrick
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don Mattrick and Devang S. Shah, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Don Mattrick Don Mattrick	Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2014

/s/ David Lee David Lee	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2014

/s/ Mark Pincus Mark Pincus	Chairman of the Board of Directors	November 6, 2014

/s/ L. John Doerr L. John Doerr	Director	November 6, 2014

/s/ Regina E. Dugan Regina E. Dugan	Director	November 6, 2014

/s/ William “Bing” Gordon William “Bing” Gordon	Director	November 6, 2014

/s/ Stanley J. Meresman Stanley J. Meresman	Director	November 6, 2014

/s/ Sunil Paul Sunil Paul	Director	November 6, 2014

/s/ Ellen F. Siminoff Ellen F. Siminoff	Director	November 6, 2014

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Zynga Inc.	8-K	001-35375	3.1	6/13/2014

4.2	Amended and Restated Bylaws of Zynga Inc.	S-1/A	333-175298	3.4	11/17/2011

4.3	Form of Zynga Inc. Class A Common Stock Certificate.	S-1/A	333-175298	4.1	11/4/2011

4.4	Zynga Inc. 2011 Equity Incentive Plan.	S-1/A	333-175298	10.4	11/17/2011

4.5	Forms of Stock Option Grant Notice and Stock Option Agreement under Zynga Inc. 2011 Equity Incentive Plan.	S-1/A	333-175298	10.5	11/17/2011

4.6	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under Zynga Inc. 2011 Equity Incentive Plan.	10-Q	333-35375	10.3	05/08/2012

4.7	Form of Performance Award Agreement under Zynga Inc. 2011 Equity Incentive Plan.	8-K	001-35375	10.1	03/14/2014

4.8	Zynga Inc. 2011 Employee Stock Purchase Plan.	S-1/A	333-175298	10.20	12/02/2011

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X